                                                                  EXHIBIT 10.38



                                LICENSE AGREEMENT


                                     BETWEEN


                         NOVARTIS CONSUMER HEALTH, INC.

                                       AND

                                  GALAGEN INC.






                                                         Dated: October 25, 1999

                                      INDEX

                                                                                                            PAGE

1.   DEFINITIONS...............................................................................................1
2.   GRANTS....................................................................................................3
3.   COVENANTS.................................................................................................3
4.   LICENSE FEES, MILESTONE PAYMENTS AND ROYALTIES............................................................4
5.   PAYMENT PROCEDURES, RECORDS, AUDITING.....................................................................5
6.   REPRESENTATIONS AND WARRANTIES............................................................................6
7.   CONFIDENTIALITY...........................................................................................7
8.   TERM AND TERMINATION......................................................................................9
9.   PATENTS AND TRADEMARKS...................................................................................10
10.  INFRINGEMENT OF PATENTS AND TRADEMARKS...................................................................10
11.  INFRINGEMENT OF THIRD PARTY RIGHTS.......................................................................10
12.  NOTICES..................................................................................................11
13.  FORCE MAJEURE............................................................................................12
14.  DISPUTE RESOLUTION.......................................................................................15
15.  PUBLICITY................................................................................................12
16.  ASSIGNMENT...............................................................................................12
17.  GOVERNING LAW............................................................................................13
18.  SEVERABILITY.............................................................................................13
19.  MISCELLANEOUS............................................................................................13
20.  INDEPENDENT CONTRACTORS..................................................................................13
21.  COUNTERPARTS.............................................................................................13
22.  ENTIRE AGREEMENT.........................................................................................14

EXHIBIT A - PATENTS

                                LICENSE AGREEMENT

This License Agreement (this "License Agreement") is made and entered into as of this 25th day of October, 1999 ("Effective Date"), by and between Novartis Consumer Health, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office at 560 Morris Avenue, Summit, New Jersey 07901-1312, and GalaGen Inc. (hereinafter referred to as "GalaGen"), a corporation organized and existing under the laws of the State of Delaware, having an office at 1275 Red Fox Road, Arden Hills, Minnesota 55112.


                                   WITNESSETH:

WHEREAS, GalaGen owns or possesses rights to certain products, trademarks, patents and know-how and has the right to grant licenses with respect to same; and

WHEREAS, GalaGen wishes to grant to NCH (as hereinafter defined) a license to Licensed Ingredients (as hereinafter defined), as well as GalaGen Patents, Trademarks and Know-How (as hereinafter defined) associated with Licensed Ingredients, so that NCH may make, have made, use, market, distribute, import, export, offer for sale and sell Products (as hereinafter defined) in the Territory (as hereinafter defined) (the "License"); and

WHEREAS, NCH desires to acquire said License on the terms and subject to the conditions set forth herein; and

WHEREAS, the parties are entering into a Supply Agreement (the "Supply Agreement") with respect to the supply by GalaGen to NCH of NCH's commercial requirements of Licensed Ingredients covered by the terms of this License Agreement; and

WHEREAS, the parties are entering into a Product Development Agreement (the "Product Development Agreement") to (a) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.***] (b) such conduct such other research/ development work as the parties mutually agree.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations set forth herein, GalaGen and NCH hereby agree as follows:

1.       DEFINITIONS

The following terms, as used in this License Agreement, shall have the meanings set forth in this Article 1:

"Affiliate" shall mean any corporation or entity which directly or indirectly owns, is owned by, or is under common ownership with, a party to this License Agreement, where own or ownership means direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

"Agreement Period" shall have the meaning set out in Section 8.1 of this License Agreement.

"Date of First Sale" shall mean the date of first commercial sale of one or more of the Products by NCH or any of its Affiliates to an unrelated third party.

"DSHEA" shall mean the U.S. Dietary Supplement Health and Education Act.

"Field of Use" shall be defined as follows: [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

"Improvements" shall mean any enhancement to Licensed Ingredients (as hereinafter defined) and/ or Products (as hereinafter defined) in the Field of Use, including process technology and/or formulation improvements made during the Agreement Period.

"Know-How" shall mean all tangible and intangible inventions, technology, trade secrets, data, processes, methods and any physical or chemical material, including any replication of any part of such material, other information that GalaGen owns, controls or has a license to, with the right to sublicense, existing as of the Effective Date, which are necessary or useful to the formulation, development, manufacture, packaging or commercialization of Licensed Ingredients or Products within the Field of Use, and any Improvements made to any of the foregoing.

"Licensed Ingredients" shall mean [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

"NCH" shall mean Novartis Consumer Health, Inc. and its Affiliates.

"Net Sales" shall mean [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

"Patents" shall mean all patents and patent applications owned, or controlled, or licensed (with the right to sublicense) during the term of this License Agreement, by or on behalf of GalaGen or any of its Affiliates, which contain a claim covering inventions necessary to the development, manufacture, packaging, use, offer for sale or sale of Licensed Ingredients and/or Products, including those patents and patent applications now owned, controlled or licensed by GalaGen listed in EXHIBIT A, attached hereto. EXHIBIT A shall be updated from time to time as appropriate and mutually agreed to by the parties, but at least once per calendar year, to incorporate any additional patents and patent applications NOT listed in EXHIBIT A as of the Effective Date having a claim covering inventions necessary for the sale of Licensed Ingredients and/or Products in the Field of Use, including patents covering any Improvements, as well as any continuations, continuations-in-part, divisions, re-examinations, reissues or extensions to the patents or patent applications listed in EXHIBIT A, THAT HAVE A CLAIM COVERING INVENTIONS NECESSARY FOR THE SALE OF LICENSED INGREDIENTS AND/OR PRODUCTS IN THE FIELD OF USE.

"Products" shall mean products incorporating either or both of the Licensed Ingredients within the Field of Use.

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

"Royalty Computation Period" shall mean a three (3) month calendar quarter ending on the last day of March, June, September and December of a given year.

"Royalty Period" means that period beginning on the Date of First Sale of the Products in the Territory by NCH and ending on (a) the expiration of the Agreement Period or (b) the earlier termination of this License Agreement.

"Territory" shall mean worldwide.

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

2.       GRANTS

2.1 Subject to the terms of this License Agreement, GalaGen hereby grants, and Novartis Consumer Health, Inc. hereby accepts on behalf of itself and its Affiliates, an exclusive worldwide license under GalaGen's Patents and Know-How to permit NCH to use Licensed Ingredients to make, have made, use, market, distribute, import, export, offer for sale and sell Products in the Field of Use.

2.1.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

2.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.       COVENANTS

3.1 GalaGen hereby covenants and agrees that it shall use the Confidential Information belonging to NCH (as to which obligations of confidentiality apply) solely for the purposes specified in this License Agreement and for no other purpose.

3.2 NCH hereby covenants and agrees that it shall use the licensed Patents, Trademarks and Know-How and Confidential Information belonging to GalaGen (as to which obligations of confidentiality apply) solely for the purposes specified in this License Agreement and for no other purpose.

3.3 GalaGen hereby covenants and agrees to keep NCH fully informed of all Improvements to Licensed Ingredients.

3.4 GalaGen hereby covenants and agrees during the term of this License Agreement not to (a) commercialize, or cause to be commercialized, or fund, or provide services, including, without limitation, consulting, research, development and/or manufacturing services, with respect to the commercialization of, products incorporating either or both of the Licensed Ingredients in the Field of use, or (b) license, assign or otherwise convey, to any third party, except as may be expressly permitted in this License Agreement, any of the rights or licenses granted to NCH under this License Agreement.

3.5 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.5.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.5.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

3.6 Novartis Consumer Health, Inc. hereby covenants and agrees to guarantee the performance and any payments due from any NCH Affiliates under the terms of this License Agreement.

4.       LICENSE FEES, MILESTONE PAYMENTS AND ROYALTIES

4.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.3 NCH's obligation to make payments pursuant to Sections 4.1 and 4.2 shall not commence until it completes its due diligence review to its satisfaction. NCH shall use reasonable commercial efforts to complete its due diligence, including inspection of GalaGen's facilities, by November 8, 1999.

4.4 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

4.5 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

5.       PAYMENT PROCEDURES, RECORDS, AUDITING

5.1 All payments due to GalaGen pursuant to Article 4 hereof shall be made in U.S. dollars by wire transfer to such bank in the United States of America as GalaGen shall specify from time to time. For purposes of determining the running royalty payment due to GalaGen, Net Sales shall be converted on a country-by-country basis to U.S. dollars at the exchange rate prevailing at the close of the last business day of the relevant Royalty Computation Period as published the next day in The Wall Street Journal.

         5.1.1 Payments hereunder shall be made without deduction other than such amounts, if any, as NCH is required by law to deduct or withhold. NCH shall obtain a receipt from the relevant taxing authorities for all withholding taxes paid and forward such receipts to GalaGen to enable GalaGen to claim any and all tax credits for which it may be eligible. NCH shall reasonably assist GalaGen in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time.

5.2 NCH shall pay to GalaGen royalties as set forth in Article 4 hereof within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] days after the end of each Royalty Computation Period. Each payment of royalties shall be accompanied by a statement, on a country-by-country basis, of the amount of Net Sales during such quarter, the amount of aggregate Net Sales in the Territory during such quarter and the amount of royalties or other payments due on such sales.

5.3 During the Agreement Period, NCH shall keep complete and accurate books and records setting forth gross sales, net sales, amounts deducted from gross sales to arrive at Net Sales, calculations of royalty payments owed to GalaGen, and any other information necessary to allow the calculation of royalties to be paid by NCH to GalaGen for each country within the Territory, for no less than three (3) years after the end of each Royalty Computation Period. NCH shall permit GalaGen, at GalaGen's expense, to have said books and records examined by independent certified public accountants retained by GalaGen and acceptable to NCH, during regular business hours upon reasonable advance notice but not later than three (3) years following the close of the Royalty Computation Period in question, and no more than one (1) time per year. Such accountant shall report to GalaGen only those findings required to verify or contradict the royalty amounts calculated by NCH to be owed to GalaGen and the amounts of any discrepancy. Any information obtained or reports completed by said accountants during such examination will be considered Confidential Information of NCH under Article 7 hereof. If it is determined as a result of said examination that there was an underpayment of royalties due GalaGen, NCH will pay to GalaGen the balance of the royalties due within thirty (30) days and will reimburse GalaGen for the reasonable costs of such examination. Similarly, in the event it is determined that there has been an overpayment of royalties, GalaGen will credit such overpaid amount against running royalty payments owed by NCH at the end of the next Royalty Computation

Period, or subsequent Royalty Computation Periods when required, until such time as such overpayment has been fully credited against the running royalties; PROVIDED, HOWEVER, such credit shall not exceed fifty percent (50%) of any royalties due GalaGen in such Royalty Computation Period, and any residual credit shall be carried over to the next Royalty Computation Period and applied in accordance with this Section 5.3.

6.       REPRESENTATIONS AND WARRANTIES

6.1      GalaGen warrants and represents that:

         6.1.1 It is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this License Agreement and to grant all of the rights, powers and authorities herein granted in Article 2 hereof.

         6.1.2 The execution, delivery and performance of this License Agreement do not conflict with, violate or breach any agreement to which GalaGen is a party, or GalaGen's Certificate of Incorporation or Bylaws.

         6.1.3 This License Agreement has been duly executed and delivered by GalaGen and is a legal, valid and binding obligation enforceable against GalaGen in accordance with its terms.

         6.1.4 With respect to the Patents, Trademarks and Know-How which are the subject of this License Agreement, GalaGen has the right and authority necessary to grant the License pursuant to Article 2 hereof, and which are free of any lien or encumbrance or any rights or claims of any third party in the Territory.

         6.1.5 To GalaGen's knowledge, the Licensed Ingredients do not infringe any valid trademarks, patents or other proprietary rights of third parties, nor do said third parties have any claim of ownership with respect to the Licensed Ingredients, Trademarks, Patents and Know-How.

         6.1.6 To GalaGen's knowledge, the Patents licensed under this License Agreement are neither invalid nor unenforceable, nor would a court of competent jurisdiction hold them invalid or unenforceable. If, during the Agreement Period, GalaGen (a) becomes aware that anyone (including GalaGen) has requested a re-examination of any such Patents, (b) requests a re-issuance of any such Patents, or (c) becomes aware that a declaratory judgment action has been filed to have any such Patents declared invalid or unenforceable, GalaGen promptly shall notify NCH of such and specify which Patents are involved.

         6.1.7 During the term of this License Agreement, GalaGen shall not enter into any agreement that is inconsistent with or in derogation of GalaGen's representations and warranties under this License Agreement.

         6.1.8 As of the Effective Date, GalaGen is not aware of any third party that is infringing the Patents licensed to NCH.

         6.1.9 Both of the Licensed Ingredients are safe and GalaGen has in its possession sufficient clinical data to support structure function claims under DSHEA as enacted as of the Effective Date.

6.2      NCH warrants and represents that:

         6.2.1 It is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform this License Agreement.

         6.2.2 The execution, delivery and performance of this License Agreement do not conflict with, violate or breach any agreement to which NCH is a party, or NCH's Certificate of Incorporation or Bylaws.

         6.2.3 This License Agreement has been duly executed and delivered by NCH and is a legal, valid and binding obligation enforceable against NCH in accordance with its terms.

7.       CONFIDENTIALITY

7.1 Both GalaGen and NCH agree that, subject to the limitations set forth in Section 7.3 hereof, all information disclosed to the other party, whether in oral, written or graphic form, and identified in writing by the disclosing party as confidential shall be deemed "CONFIDENTIAL INFORMATION" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to, any patent application or drawing or potential patent claim, trade secrets, information, ideas, inventions, samples, processes, procedures, methods, formulations, packaging designs and materials, test data, future development plans, Products launch date, Know-How and engineering, manufacturing, regulatory, marketing, servicing, sales, financing or human resources matters relating to the disclosing party and its business.

7.2 Each party will take precautions as it normally takes with its own confidential and proprietary information to prevent disclosure to third parties.

7.3 Both GalaGen and NCH agree that, notwithstanding the above, the obligations of confidentiality shall not be deemed to apply to:

         7.3.1 Information which at the time of disclosure is or thereafter becomes generally known or available to the public, through no wrongful act or failure to act on the part of the receiving party.

         7.3.2 Information that was known by or in the possession of the receiving party at the time of receiving such information from the disclosing party as evidenced by written records.

         7.3.3 Information obtained by the receiving party from a third party source who is not breaching a commitment of confidentiality to the disclosing party by revealing such information to the receiving party.

         7.3.4 Information that is independently developed by the receiving party without use of confidential information of the other party as evidenced by written records.

         7.3.5 Information that is the subject of a granted written permission to disclose that is issued by the disclosing party to the other party.

         7.3.6 Information that is required to be disclosed pursuant to the law (including SEC regulations), but only to the extent required to be disclosed; PROVIDED, HOWEVER, the disclosing party notifies the other party in writing and gives the other party reasonable time to comment on the same prior to disclosure.

7.4 During the Agreement Period and for a period of five (5) years after the end of the Agreement Period, each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any such information for any unauthorized purpose, other than as authorized in Section 7.3 hereof or as necessary to accomplish the purpose of this License Agreement subject to an appropriate binder of confidentiality as set forth in Section 7.5 hereof. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this License Agreement. Confidential Information shall not be used for any purpose or in any manner that is not consistent with this License Agreement or that would constitute a violation of any laws or regulations including, without limitation, the export control laws of the United States. Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

7.5 Both parties will make diligent efforts to ensure that all employees, consultants, agents, subcontractors and manufacturing contractors who may have access to Confidential Information of the other party, and any other third parties who might have access to Confidential Information, will use such information in a manner consistent with the terms of this License Agreement and will be bound by the terms set forth in this Article 7. No Confidential Information shall be disclosed to any employees, subcontractors, agents or consultants who do not have a need to receive such information.

7.6 To the extent either party discloses Confidential Information of the other party to an employee, consultant, subcontractor or manufacturing contractor (collectively "Agents") or permits an Agent to have access to such Confidential Information, such party shall indemnify the other party for any claims, damages, losses, liabilities, costs or expenses, including reasonable attorneys' fees, incurred by the other party as a result of the indemnifying party's Agent further disclosing or misusing such Confidential Information.

8.       TERM AND TERMINATION

8.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

8.2 In the event either party commits a material breach or defaults in the performance or observance of any of the material provisions of this License Agreement, and such breach or default is not cured within ninety (90) days after the receipt of notice thereof from the other party specifying such breach or default, the party not in breach or default shall be entitled (without prejudice to any of its other rights) following arbitration and determination of material breach, to terminate this License Agreement, without additional penalty, termination fee or cost, by giving notice to take effect immediately. [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. The parties agree that a material breach is a serious breach of a party's obligations such that the nature of the transaction would be significantly modified or the economics underlying this License Agreement would be significantly and negatively impacted.

         8.2.1 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

8.3 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

8.4 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

8.5 The termination of this License Agreement by either party shall not release either party from any obligation that matured prior to the effective date of the termination.

8.6 The confidentiality provisions set forth in Article 7 hereof shall survive the termination or expiration of this License Agreement as set forth therein.

8.7 Except as otherwise expressly provided in this License Agreement, upon a termination of this License Agreement:

         8.7.1 All licensed rights under the Patents, Trademarks and Know-How granted to NCH shall terminate and revert to GalaGen, and NCH shall not make any use whatsoever of said rights, nor sell any Products in the Territory, except as expressly provided for elsewhere in this License Agreement.

         8.7.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         8.7.3 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         8.7.4 Except as otherwise set forth herein, termination under this
Article 8 shall be without prejudice to and shall not affect the right of either party to recover any and all damages to which it may be entitled, or exercise any other remedies which it may otherwise have under this License Agreement.

9.       PATENTS AND TRADEMARKS

         GalaGen shall undertake and shall bear all costs of the prosecution and maintenance of the Patents and Trademarks in the Territory. GalaGen shall employ reasonable efforts to keep NCH fully and timely informed, at NCH's reasonable expense, in respect to the course and conduct of the patent application prosecution matters within the scope of the Patents licensed under this License Agreement and such information (to which the obligation of confidentiality applies) disclosed pursuant to this Article 9 shall be Confidential Information for purposes of Article 7 hereof.

10.      INFRINGEMENT OF PATENTS AND TRADEMARKS

10.1 If either party shall become aware of any material infringement of any Patent or Trademark in the Territory, then the party having such knowledge shall give notice to the other within ten (10) days of becoming aware of such infringement and the basis therefor.

10.2 Subject to Section 10.3 hereof, GalaGen shall have the sole right to take such action, as it deems appropriate and reasonable, whether by action, suit, proceeding or otherwise, at its own expense, to prevent or eliminate the infringement of the Patents or Trademarks by others and to collect damages. NCH agrees to cooperate with GalaGen in any reasonable manner in an action brought by GalaGen. GalaGen agrees to pay all reasonable out-of-pocket expenses incurred by NCH as a result of NCH's cooperation at GalaGen's request in the prosecution of any such action, suit or proceeding for infringement. GalaGen shall be entitled to retain any damages recovered by bringing the action for patent infringement.

10.3 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

11.      INFRINGEMENT OF THIRD PARTY RIGHTS

11.1 If either party to this License Agreement shall become aware of any action, or suit, or receive a written threat of action or suit, by a third party alleging that the manufacture, use, marketing, distribution, offer for sale or sale of any Licensed Ingredients infringes a patent or trademark, or violates any other proprietary rights of any third party, the party aware of same shall notify the other party of the same and fully disclose the basis therefor within ten (10) days of becoming aware of such action, or suit, or threat of such action or suit.

11.2 GalaGen shall have the right, but not the obligation: (a) to secure a license, at GalaGen's expense, with the right to sublicense, which would obviate the alleged infringement and GalaGen shall grant to NCH, at no additional cost, a sublicense under such license; or (b) to develop at GalaGen's expense one or more substitute Licensed Ingredients acceptable to NCH which are free of the alleged infringement. NCH shall cooperate at NCH's reasonable expense in such development, and in negotiations for such license, as GalaGen may reasonably request.

11.3 In the event GalaGen elects not to exercise its rights under Section 11.2 within ninety (90) days of receiving notice of such claim, or otherwise notifies NCH within such ninety (90) days that it does not intend to exercise such right, NCH shall have the right to defend any such claim at its own expense and sole discretion as to the control, conduct and prosecution of such defense. [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

11.4 Nothing in this Article 11, or in Article 10 hereof, shall be construed as a waiver or cure of any breach of any warranties set forth in Article 6 hereof or any release of any claim by NCH as may be appropriate relating thereto.

12.      DISPUTE RESOLUTION

If a claim of breach, nonperformance, nonpayment or repudiation should arise related to or connection with this License Agreement (a "DISPUTE"), the parties shall attempt to resolve the matter (a) within sixty (60) days from the date that the party raising the Dispute notifies the other party in writing of the Dispute, or (b) if this License Agreement specifies a cure period for the subject of the Dispute, (b) within such cure period. If the parties do not resolve the Dispute within the sixty (60) day period or relevant cure period, as appropriate, then the parties agree to submit the matter to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules by a panel of three mutually agreeable qualified arbitrators. GalaGen and NCH agree to make available to the arbitrators on a confidential basis any information, test results, or research in either party's possession related to the subject of the Dispute in addition to supplying any other information requested or necessary to allow the arbitrators to deliver an opinion, which shall be rendered within forty-five (45) days of selection of the full panel or such additional time as the arbitrators reasonably need. The arbitrators shall be required to provide to the parties a written summary of their findings and the facts and law on which their decision is based.

13.      NOTICES

All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered or sent by facsimile at the following addresses:


         Novartis Consumer Health, Inc.


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

         560 Morris Avenue
         Summit, New Jersey 07901-1312
         Attention: General Counsel

         GalaGen Inc.
         1275 Red Fox Road
         Arden Hills, Minnesota 55112
         Attention: Henry J. Cardello

Any notice, if mailed properly addressed, postage prepaid, shall be deemed made three (3) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service or on the date of delivery or transmission if hand delivered or sent by facsimile transmission.

14.      FORCE MAJEURE

Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this License Agreement due to any war, fire, flood, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In addition, in the event of the applicability of this Article 13, the party affected by such force majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations.

15.      PUBLICITY

GalaGen and NCH agree not to issue any press release or other public statement disclosing the existence of or relating to this License Agreement without prior written consent of the other party; PROVIDED, HOWEVER, that neither GalaGen nor NCH shall be prevented from complying with any duty of disclosure it may have pursuant to law (including SEC regulations) subject to notifying the other party in writing and giving such other party reasonable time to comment on the same prior to disclosure.

16.      ASSIGNMENT

This License Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned without the express prior written consent of the other party. Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect; PROVIDED, HOWEVER, either party may assign this License Agreement to an Affiliate or any successor by merger or sale of all or substantially all of its business units to which this License Agreement relates without such consent. This License Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this License Agreement.


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

17.      GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey as though made and to be fully performed in said State.

18.      SEVERABILITY

If any one or more of the provisions of this License Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provision shall be held invalid, illegal or unenforceable, the parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as possible, implements the purposes hereof.

19.      MISCELLANEOUS

19.1 GalaGen must inform NCH in writing of GalaGen's intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy in respect to GalaGen at least thirty (30) days prior to the filing of such a petition; PROVIDED, HOWEVER, if GalaGen is not aware of another's intention to file an involuntary petition in bankruptcy in respect of GalaGen thirty (30) days prior to the filing of such petition, GalaGen shall inform NCH in writing of such other party's intention to file as soon as reasonably possible after GalaGen becomes aware of it. Upon receipt of such notice, NCH in its sole discretion shall have the option of terminating this License Agreement upon sixty (60) days' written notice to GalaGen, unless GalaGen refrains from filing its petition, withdraws its petition, prevents the other party from filing its involuntary petition or obtains dismissal of the petition, as the case may be, during this sixty (60) day period. The filing of such petition without conforming to this requirement shall be deemed a material, pre-petition incurable breach of this License Agreement.

19.2 The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its rights to enforce such provision at a later time.

20.      INDEPENDENT CONTRACTORS

The parties shall perform their obligations under this License Agreement as independent contractors and nothing contained in this License Agreement shall be construed to be inconsistent with such relationship or status. This License Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

21.      COUNTERPARTS

This License Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


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

22.      ENTIRE AGREEMENT

This License Agreement, together with the Supply Agreement and the Product Development Agreement, constitute the entire understanding between the parties relating to the subject matter thereof, and no amendment or modification to this License Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.


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

         IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed as of the date first written above by their duly authorized officers.


NOVARTIS CONSUMER HEALTH, INC.      GALAGEN INC.


By:     /s/ Al Piergallini                    By:      /s/ H.J. Cardello
        -------------------                            -------------------

Name:   Al Piergallini                        Name:    H.J. Cardello
        -------------------                            -------------------

Title:  President & CEO                       Title:   President
        --------------------                           -------------------


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